Exhibit 99.1

ANNUAL MEETING OF SHAREHOLDERS OF

OHIO LEGACY CORP

                    , 2017

PROXY VOTING INSTRUCTIONS COMMON SHARES

THIS REVOCABLE PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF OHIO LEGACY CORP.

The undersigned shareholder of Ohio Legacy Corp., an Ohio corporation (“Ohio Legacy”), hereby constitutes and appoints              and             , or either one of them, as the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution in each, to attend the Special Meeting of Shareholders of Ohio Legacy to be held at             , local time, on                     , 2017, at Brookside Country Club, 1800 Canton Avenue NW, Canton, Ohio 44708 (the “Special Meeting”), and at any adjournments thereof, and to vote all of the Ohio Legacy common shares that the undersigned is entitled to vote at the Special Meeting (or at any adjournment thereof) on the proposals set forth below, which are described in the accompanying proxy statement/prospectus dated                     , 2016.

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON – You may vote your shares in person by attending the Annual Meeting.	COMPANY NUMBER
GO GREEN – e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.	ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials For the Special Meeting of Shareholders to be held on

                    , 2017: Ohio Legacy’s Notice of Special Meeting of Shareholders and proxy statement/prospectus are available online at: http://www.

THE OHIO LEGACY CORP BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE

FOLLOWING PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1. To adopt and approve the Agreement and Plan of Merger by and between United Community Financial Corp., The Home Savings and Loan Company of Youngstown, Ohio, Ohio Legacy Corp. and Premier Bank & Trust dated as of September 8, 2016, and to approve the transactions contemplated thereby, including the merger of Ohio Legacy Corp. with and into United Community Financial Corp.

2. To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to adopt and approve the Agreement and Plan of Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN	☐ FOR	☐ AGAINST	☐ ABSTAIN

THE COMMON SHARES OF OHIO LEGACY EVIDENCED BY THIS REVOCABLE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE OHIO LEGACY COMMON SHARES EVIDENCED BY THIS REVOCABLE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2, IF PERMITTED BY APPLICABLE LAW.

All Revocable Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Special Meeting of Shareholders of Ohio Legacy and of the accompanying proxy statement/prospectus dated                     , 2016, is hereby acknowledged.

Signature		Date	Signature		Date

Print or Type Name			Print or Type Name

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.